UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2019

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective April 22, 2019, the bylaws (the “Bylaws”) of Marrone Bio Innovations, Inc. (the “Company”) were amended and restated by the Company’s Board of Directors (the “Board”) upon recommendation by the Nominating and Governance Committee of the Board (the “Committee”). The amendment and restatement modified Sections 2.9 and 2.10 of the Bylaws to provide that a stockholder seeking to bring business before the annual meeting of the of stockholders with a proposal intended to be included in the Company’s form of proxy must give timely notice pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, rather than between 45 and 75 days prior to the first anniversary of the date on which the Company first mailed its proxy meeting for the previous year’s annual meeting of stockholders. In addition, the amendment and restatement included modifications to various provisions throughout the Bylaws to clarify the authority of the Chief Executive Officer when that office is held by an individual that does not hold the office of President, including added a new Section 4.2(c) describing the role of Chief Executive Officer.

The foregoing description of the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
3.1	Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: April 26, 2019	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary